Exhibit 99.1

Reddit Announces First Quarter 2025 Results

Daily Active Uniques (“DAUq”) increased 31% year-over-year to 108.1 million
Revenue grew 61% year-over-year to $392.4 million
Gross margin expanded year-over-year to 90.5%
Net income of $26.2 million, 6.7% of revenue. Diluted EPS of $0.13
Adjusted EBITDA1 of $115.3 million, 29.4% of revenue
Operating cash flow of $127.6 million. Fully diluted shares of 206.0 million, down sequentially

SAN FRANCISCO, Calif. – May 1, 2025 – Reddit, Inc. (NYSE: RDDT) today announced financial results for the quarter ended March 31, 2025. Reddit’s complete financial results and management commentary can be found in its shareholder letter on Reddit’s Investor Relations website at https://investor.redditinc.com.
“Over 400 million people now come to Reddit each week—because when you want real opinions, you turn to real people,” said Steve Huffman, Co-Founder and CEO of Reddit. “20 years in, I have never been more excited about Reddit’s future than I am now. We’re growing and building a more valuable platform for community and human perspective.”

•Total revenue increased 61% year-over-year to $392.4 million, Ad revenue increased 61% year-over-year to $358.6 million, and Other revenue increased 66% year-over-year to $33.7 million
•Gross margin was 90.5%, an improvement of 190 basis points from the prior year
•Net income was $26.2 million, as compared to net loss of $(575.1) million in the prior year
•Adjusted EBITDA1 was $115.3 million, an improvement of $105.2 million from the prior year
•Operating cash flow was $127.6 million, an improvement of $95.5 million from the prior year
•Free Cash Flow1 was $126.6 million and capital expenditures were $1.0 million, less than 1% of revenue
•Basic and diluted earnings per share (“EPS”) were $0.14 and $0.13, respectively
•Total fully diluted shares outstanding were 206.0 million as of March 31, 2025, down 0.1% from the prior quarter

First Quarter 2025 Financial Highlights

	Three months ended March 31,
(in millions, except percentages; unaudited)	2025	2024	% Change
Revenue	$392.4	$243.0	61%
U.S.	$313.9	$199.8	57%
International	$78.5	$43.2	82%

GAAP gross margin	90.5%	88.6%

Net income (loss)	$26.2	$(575.1)
Net margin	6.7%	(236.7)%
Net income (loss) per share
Basic	$0.14	$(8.19)
Diluted	$0.13	$(8.19)
Adjusted EBITDA*	$115.3	$10.0
Adjusted EBITDA margin*	29.4%	4.1%

Net cash provided by (used in) operating activities	$127.6	$32.1
Free Cash Flow*	$126.6	$29.2

Cash, cash equivalents, and marketable securities	$1,951.1
*The definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 10-11.

Financial Outlook
The guidance provided below is based on Reddit’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in Reddit’s reports on file with the Securities and Exchange Commission. Reddit undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law.

As we look ahead, we will share our internal thoughts on revenue and Adjusted EBITDA for the second quarter.

In the second quarter of 2025, we estimate:

•Revenue in the range of $410 million to $430 million
•Adjusted EBITDA2 in the range of $110 million to $130 million

Earnings Conference Call Information and Community Update
Reddit will host a conference call to discuss the results for the first quarter of 2025 on Thursday, May 1, 2025, at 2:00 p.m. PT / 5:00 p.m. ET. A live webcast of the call can be accessed on Reddit’s Investor Relations website at https://investor.redditinc.com and investor relations subreddit, r/RDDT, at https://www.reddit.com/r/RDDT/. A replay of the webcast and transcript will be available on the same websites following the conclusion of the conference call.

Reddit will solicit questions from the community in the investor relations subreddit, r/RDDT, at https://www.reddit.com/r/RDDT/ on Thursday, May 1, 2025, after market closes, and post responses following the earnings call at Reddit’s Investor Relations website at https://investor.redditinc.com and r/RDDT at https://www.reddit.com/r/RDDT/.

Reddit uses the investor relations page on its website https://investor.redditinc.com, as well as the subreddits r/RDDT and r/reddit, available at https://www.reddit.com/r/RDDT/ and https://www.reddit.com/r/reddit/, respectively, as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Notes
1 The definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 10-11.
2 We have not provided a reconciliation to the forward-looking U.S. GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding U.S. GAAP guidance measures is not available without unreasonable effort.

About Reddit
Reddit is a community of communities. It’s built on shared interests, passion, and trust, and is home to the most open and authentic conversations on the internet. Every day, Reddit users submit, vote, and comment on the topics they care most about. With 100,000+ active communities and 108+ million daily active unique visitors, Reddit is one of the internet’s largest sources of information. For more information, visit www.redditinc.com.

Investor Relations Jesse Rose ir@reddit.com	Media Relations Gina Antonini press@reddit.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Reddit's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Reddit's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Reddit’s future financial and operating performance and GAAP and non-GAAP guidance. Reddit's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” and elsewhere in documents that Reddit files with the Securities and Exchange Commission (the “SEC”) from time to time, including Reddit’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which is being filed with the SEC at or around the date hereof. The forward-looking statements in this release are based on information available to Reddit as of the date hereof, and Reddit undertakes no obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
We define a daily active unique (“DAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a 24-hour period. Average DAUq for a particular period is calculated by adding the number of DAUq on each day of that period and dividing that sum by the number of days in that period.

We define a weekly active unique (“WAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a trailing seven-day period. Average quarterly WAUq for a particular period is calculated by adding the number of WAUq on each day of that period and dividing that sum by the number of days in that period.

We define average revenue per unique (“ARPU”) as quarterly revenue in a given geography divided by the average DAUq in that geography. For the purposes of calculating ARPU, advertising revenue in a given geography is based on the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity, while other revenue in a given geography is based on the billing address of the customer.

Use of Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with U.S. GAAP, to evaluate our core operating performance. These non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow. We use these non-GAAP financial measures to facilitate reviews of our operational performance and as a basis for strategic planning. By excluding certain items that are non-recurring or not reflective of the performance of our normal course of business, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow investors to supplement their understanding of our financial trends and evaluate our ongoing and future performance in the same manner as management. However, there are a number of limitations related to the use of non-GAAP financial measures as they reflect the exercise of judgment by our management about which expenses are included or excluded in determining these non-GAAP measures. These non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Reddit encourages investors to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate Reddit’s business. We have not provided a reconciliation to the forward-looking GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding GAAP guidance measures is not available without unreasonable effort.

Adjusted EBITDA is defined as net income (loss) excluding interest (income) expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and related taxes, other (income) expense, net, and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Other (income) expense, net consists primarily of realized gains and losses on sales of marketable securities, foreign currency transaction gains and losses, and other income and expense that are not indicative of our core operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. We consider the exclusion of certain non-recurring or non-cash items in calculating Adjusted EBITDA and Adjusted EBITDA margin to provide a useful measure for investors and others to evaluate our operating results in the same manner as management.

Free Cash Flow represents net cash provided by (used in) operating activities less purchases of property and equipment. We believe that Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities.

Reddit, Inc. Key Operating Metrics by Geography (in millions, except percentages and ARPU) (unaudited)

	Three months ended March 31,
	2025	2024	% Change
Revenue: Global	$392.4	$243.0	61%
Revenue: U.S.	$313.9	$199.8	57%
Revenue: International	$78.5	$43.2	82%

	Three months ended March 31,
	2025	2024	% Change
DAUq: Global	108.1	82.7	31%
DAUq: U.S.	50.1	41.5	21%
DAUq: International	58.0	41.2	41%

Logged-in DAUq: Global	48.7	39.6	23%
Logged-in DAUq: U.S.	23.0	19.3	19%
Logged-in DAUq: International	25.8	20.3	27%

Logged-out DAUq: Global	59.4	43.1	38%
Logged-out DAUq: U.S.	27.1	22.2	22%
Logged-out DAUq: International	32.2	20.9	54%

WAUq: Global	401.3	306.2	31%
WAUq: U.S.	178.3	151.3	18%
WAUq: International	223.0	154.9	44%

ARPU: Global	$3.63	$2.94	23%
ARPU: U.S.	$6.27	$4.77	31%
ARPU: International	$1.34	$1.10	22%

Reddit, Inc. Consolidated Balance Sheets (in thousands) (unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$635,727	$562,092
Marketable securities	1,315,415	1,278,717
Accounts receivable, net	326,131	349,534
Prepaid expenses and other current assets	51,397	33,058
Total current assets	2,328,670	2,223,401
Property and equipment, net	11,607	12,652
Operating lease right-of-use assets, net	23,408	23,249
Intangible assets, net	22,943	25,424
Goodwill	42,174	42,174
Other noncurrent assets	8,222	9,695
Total assets	$2,437,024	$2,336,595

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$43,870	$45,423
Operating lease liabilities	6,376	6,137
Accrued expenses and other current liabilities	136,575	124,464
Total current liabilities	186,821	176,024
Operating lease liabilities, noncurrent	20,174	20,565
Other noncurrent liabilities	12,908	9,257
Total liabilities	219,903	205,846
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock	—	—
Class A common stock	13	12
Class B common stock	5	5
Class C common stock	—	—
Additional paid-in capital	3,390,469	3,331,546
Accumulated other comprehensive income (loss)	1,314	24
Accumulated deficit	(1,174,680)	(1,200,838)
Total stockholders’ equity (deficit)	2,217,121	2,130,749
Total liabilities and stockholders’ equity (deficit)	$2,437,024	$2,336,595

Reddit, Inc. Consolidated Statements of Operations (in thousands, except share and per share amounts) (unaudited)

	Three months ended March 31,
	2025	2024
Revenue	$392,361	$242,963
Costs and expenses:
Cost of revenue	37,089	27,616
Research and development	191,271	437,030
Sales and marketing	90,685	124,095
General and administrative	69,413	243,477
Total costs and expenses	388,458	832,218
Income (loss) from operations	3,903	(589,255)
Other income (expense), net	20,534	14,554
Income (loss) before income taxes	24,437	(574,701)
Income tax expense (benefit)	(1,721)	365
Net income (loss)	$26,158	$(575,066)
Net income (loss) per share attributable to Class A and Class B common stock
Basic	$0.14	$(8.19)
Diluted	$0.13	$(8.19)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	182,024,207	70,240,492
Diluted	201,275,223	70,240,492

Reddit, Inc. Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$26,158	$(575,066)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,963	3,743
Non-cash operating lease cost	1,468	1,253
Amortization of premium (accretion of discount) on marketable securities, net	(8,884)	(8,129)
Stock-based compensation expense	85,414	577,508
Other adjustments	(138)	485
Changes in operating assets and liabilities:
Accounts receivable	23,359	29,987
Prepaid expenses and other assets	(17,006)	(13,912)
Operating lease right-of-use assets and liabilities	(1,780)	(530)
Accounts payable	(1,046)	(2,178)
Accrued expenses and other liabilities	16,070	18,903
Net cash provided by (used in) operating activities	$127,578	$32,064

Cash flows from investing activities
Purchases of property and equipment	(979)	(2,851)
Purchases of marketable securities	(504,846)	(135,685)
Maturities of marketable securities	465,062	252,655
Proceeds from sale of marketable securities	12,372	—
Other investing activities	889	(15)
Net cash provided by (used in) investing activities	$(27,502)	$114,104

Cash flows from financing activities
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	—	600,022
Proceeds from exercise of employee stock options	10,184	23,089
Taxes paid related to net share settlement of restricted stock units	(36,675)	(194,737)
Payments of initial public offering costs	—	(2,753)
Payments of deferred consideration and holdbacks for acquisitions	—	(4,450)
Net cash provided by (used in) financing activities	$(26,491)	$421,171

Net increase (decrease) in cash, cash equivalents, and restricted cash	73,585	567,339
Cash, cash equivalents, and restricted cash at the beginning of the period	562,142	401,226
Cash, cash equivalents, and restricted cash at the end of the period	$635,727	$968,565

Cash and cash equivalents	635,727	968,515
Restricted cash	—	50
Total cash, cash equivalents, and restricted cash	$635,727	$968,565

Reddit, Inc. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages) (unaudited)

	Three months ended March 31,
	2025	2024
Net income (loss)	$26,158	$(575,066)
Add (deduct):
Interest (income) expense, net	(20,414)	(15,447)
Income tax expense (benefit)	(1,721)	365
Depreciation and amortization	3,963	3,743
Stock-based compensation expense and related taxes	107,405	595,537
Other (income) expense, net	(120)	893
Adjusted EBITDA	$115,271	$10,025
Net margin	6.7%	(236.7)%
Adjusted EBITDA margin	29.4%	4.1%

Reddit, Inc. Reconciliation of Free Cash Flow (in thousands) (unaudited)

	Three months ended March 31,
	2025	2024
Net cash provided by (used in) operating activities	$127,578	$32,064
Less:
Purchases of property and equipment	(979)	(2,851)
Free Cash Flow	$126,599	$29,213